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                                  EXHIBIT 23(h)

                       CONSENT OF ROCHE SECURITIES LIMITED

        Roche Securities Limited hereby consents to the use of its name in the registration statement on Form S-3 (the "Registration Statement") filed by Fountain Oil Incorporated ("Fountain") in connection with the proposed transaction between Fountain and CanArgo Energy Inc., as described in Part I of the Registration Statement.


                                            /s/ Roche Securities Limited
                                            Roche Securities Limited
May 6, 1998